EXHIBIT (g)(2)(a)

                           MASTER CUSTODIAN AGREEMENT
                           --------------------------

     This Agreement is made as of September 5, 2007, by and among each management investment company identified on Appendix A hereto (each such investment company and each management investment company made subject to this Agreement in accordance with Section 18.5 below, shall hereinafter be referred to as (the "FUND") STATE STREET BANK and TRUST COMPANY, a Massachusetts trust company (the "CUSTODIAN"),

                                   WITNESSETH:

     WHEREAS, each Fund may or may not be authorized to issue shares of common stock or shares of beneficial interest in separate series ("SHARES"), with each such series representing interests in a separate portfolio of securities and other assets;

     WHEREAS, each Fund so authorized intends that this Agreement be applicable to each of its series set forth on Appendix A hereto (such series together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Section 18.6 below, shall hereinafter be referred to as the "PORTFOLIO(S)").

     WHEREAS, each Fund not so authorized intends that this Agreement be applicable to it and all references hereinafter to one or more "Portfolio(s)" shall be deemed to refer to such Fund(s); and

     NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1. EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT

Each Fund hereby employs the Custodian as a custodian of assets of the Portfolios, including securities which the Fund, on behalf of the applicable Portfolio, desires to be held in places within the United States ("DOMESTIC SECURITIES") and securities it desires to be held outside the United States ("FOREIGN) SECURITIES"). The Custodian shall not be responsible for any property of a Portfolio which is not received by it or which is delivered out in accordance with Proper Instructions (as such term is defined in Section 7 hereof) including, without limitation, Portfolio property (i) held by brokers, private bankers or other entities on behalf of the Portfolio (each a "LOCAL AGENT"), (ii) held by Special Sub-Custodians (as such term is defined in Section 5 hereof), (iii) held by entities which have advanced monies to or on behalf of the Portfolio and which have received Portfolio property as security for such advance(s) (each a "PLEDGEE"), or (iv) delivered or otherwise removed from the custody of the Custodian (a) in connection with any Free Trade (as such term is defined in Sections 2.2(14) and 2.6(7) hereof) or (b) pursuant to Special
Instructions (as such term is defined in Section 7 hereof). With respect to uncertificated shares (THE "UNDERLYING SHARES") of registered "investment companies" (as defined in Section 3(a)(1) of the Investment Company Act of 1940, as amended from time to time (the "1940 ACT")), whether in the same "group of investment companies" (AS defined in Section 12(d)(1)(G)(ii) of the 1940 Act) or otherwise, including pursuant to Section 12(d)(1)(F) of the 1940 Act (hereinafter sometimes referred to AS the "UNDERLYING PORTFOLIOS") the holding of confirmation statements that indemnify the shares as being recorded in the Custodian's name on behalf of the Portfolios will be deemed custody for purposes hereof.

Upon receipt of Proper Instructions, the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Board of Trustees or the Board of Directors of the Fund (as appropriate, and in each case, the "BOARD") on behalf of the applicable Portfolio(s), and provided that the Custodian shall have no more or less responsibility or liability to any Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian may place and maintain each Fund's foreign securities with foreign banking institution sub-custodians employed by the Custodian and/or foreign securities depositories, all as designated in Schedules A and B hereto, but only in accordance with the applicable provisions of Sections 3 and 4 hereof.

SECTION 2. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS TO
           BE HELD IN THE UNITED STATES

     SECTION 2.1. HOLDING SECURITIES. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, to be held by it in the United States, including all domestic securities owned by such Portfolio other than (a) securities which are maintained pursuant to Section 2.8 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a "U.S. Securities System") and (b) Underlying Shares owned by each Fund which are maintained pursuant to Section 2.10 hereof in an account with State Street Bank and Trust Company or such other entity which may from time to time act as a transfer agent for the Underlying Portfolios and with respect to which the Custodian is provided with Proper Instructions (the "Underlying Transfer Agent").

     SECTION 2.2. DELIVERY OF SECURITIES. The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian, in a U.S. Securities System account of the Custodian or in an account at the Underlying Transfer Agent, only upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

     2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

     3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.8 hereof;

     4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

     5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

     6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to
          Section 2.7 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

     7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's negligence, bad faith or willful misconduct;

     8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     10) For delivery in connection with any loans of securities made by the Portfolio (a) against receipt of collateral as agreed from time to time by the Fund on behalf of the Portfolio, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral or (b) to the lending agent, or the lending agent's custodian, in accordance with written Proper Instructions (which may not provide for the receipt by the Custodian of collateral therefor) agreed upon from time to time by the Custodian and the Fund;

     11) For delivery as security in connection with any borrowing by a Fund on behalf of a Portfolio requiring a pledge of assets by the Fund on behalf of such Portfolio;

     12) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the: Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. (the "NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund on behalf of a Portfolio;

     13) For delivery in accordance with the provisions of any agreement among a Fund on behalf of the Portfolio, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission (the "CFTC') and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund on behalf of a Portfolio;

     14) Upon the sale or other delivery of such investments (including, without limitation, to one or more (a) Special Sub-Custodians or (b) additional custodians appointed by the Fund, and communicated to the Custodian from time to time via a writing duly executed by an authorized officer of the Fund, for the purpose of engaging in repurchase agreement transactions(s), each a "Repo Custodian"), and prior to receipt of payment therefor, as set forth in written Proper Instructions (such delivery in advance of payment, along with payment in advance of delivery made in accordance with Section 2.6(7), as applicable, shall each be referred to herein as a "Free Trade"), provided that such Proper Instructions shall set forth (a) the securities of the Portfolio to be delivered and (b) the person(s) to whom delivery of such securities shall be made;

     15) Upon receipt of instructions from the Fund's transfer agent (the "Transfer Agent") for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund related to the Portfolio (the "Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption;

     16) In the case of a sale processed through the Underlying Transfer Agent of Underlying Shares, in accordance with Section 2.10 hereof;

     17) For delivery as initial or variation margin in connection with futures or options on futures contracts entered into by the Fund on behalf of the Portfolio; and

     18) For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio specifying (a) the securities of the Portfolio to be delivered and (b) the person or persons to whom delivery of such securities shall be made.

     SECTION 2.3. REGISTRATION OF SECURITIES. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of a Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered management investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.7 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Agreement shall be in "street name" or other good delivery form. if, however, a Fund directs the Custodian to maintain securities in "street name" (i.e., other than registered or held as described above), the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

     SECTION 2.4. BANK ACCOUNTS. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act. Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

     SECTION 2.5. COLLECTION OF INCOME. Except with respect to Portfolio property released and delivered pursuant to Section 2.2(14) or purchased pursuant to Section 2.6(7), and subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the applicable Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

     SECTION 2.6. PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

     1) Upon the purchase of domestic securities, options, futures contracts, options on futures contracts or other financial instruments for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in
          Section 2.8 hereof; (c) in the case of a purchase of Underlying Shares, in accordance with the conditions set forth in Section 2.10 hereof; (d) in the case of repurchase agreements entered into between the applicable Fund on behalf of a Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio; or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined herein;

     2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

     3)   For the  redemption  or  repurchase  of Shares  issued as set forth in
          Section 6 hereof;

     4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

     5) For the payment of any dividends on Shares declared pursuant to the Fund's articles of incorporation or organization and by-laws or agreement or declaration of trust, as applicable, and Prospectus (collectively, "Governing Documents")

     6) For payment of the amount of dividends received in respect of securities sold short;

     7) Upon the purchase of domestic investments including, without limitation, repurchase agreement transactions involving delivery of Portfolio monies to Repo Custodian(s), and prior to receipt of such investments, as set forth in written Proper Instructions (such payment in advance of delivery, along with delivery in advance of payment made in accordance with Section 2.2(14), as applicable, shall each be referred to herein as a "Free Trade"), provided that such Proper Instructions shall also set forth (a) the amount of such payment and
          (b) the person(s) to whom such payment is made;

     8) For payment as initial or variation margin in connection with futures or options on futures contracts entered into by the Fund on behalf of the Portfolio; and

     9) For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the Portfolio specifying (a) the amount of such payment and (b) the person or persons to whom such payment is to be made.

     SECTION 2.7. APPOINTMENT OF AGENTS. The Custodian may at any time or times in its discretion appoint (and may at any time-remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder and Custodian shall be fully responsible for the acts and omissions of such agents or sub-custodians to the same extent as if such act or omission were performed by the Custodian itself. The Underlying Transfer Agent shall not be deemed an agent or sub-custodian of the Custodian for purposes of this Section
2.7 or any other provision of this Agreement.

     SECTION 2.8. DEPOSIT OF FUNDS ASSETS IN U.S. SECURITIES SYSTEMS. The Custodian may deposit and/or maintain securities owned by a Portfolio in a U.S. Securities System in compliance with the conditions of Rule 17f-4 under the 1940 Act, as amended from time to time.

     SECTION 2.9. SEGREGATED ACCOUNT. The Custodian shall upon receipt of Proper Instructions on behalf of each applicable Portfolio, establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.8 hereof, (a) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (b) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (c) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the U.S. Securities and Exchange Commission (the "SEC"), or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered management investment companies, and (d) for any other purpose in accordance with Proper Instructions.

     SECTION 2.10. DEPOSIT OF FUND ASSETS WITH THE UNDERLYING TRANSFER AGENT. Underlying Shares beneficially owned by the Fund, on behalf of a Portfolio, shall be deposited and/or maintained in an account or accounts maintained with an Underlying Transfer Agent and the Custodian's only responsibilities with respect thereto shall be limited to the following:

     1)   Upon  receipt  of a  confirmation  or  statement  from  an  Underlying
          Transfer Agent that such Underlying Transfer Agent is holding or maintaining Underlying Shares in the name of the Custodian (or a nominee of the Custodian) for the benefit of a Portfolio, the Custodian shall identify by book-entry that such Underlying Shares are being held by it as custodian for the benefit of such Portfolio.

     2) In respect of the purchase of Underlying Shares for the account of a Portfolio, upon receipt of Proper Instructions, the Custodian shall pay out monies of such Portfolio as so directed, and record such payment from the account of such Portfolio on the Custodian's books and records.

     3) In respect of the sale or redemption of Underlying Shares for the account of a Portfolio, upon receipt of Proper instructions, the Custodian shall transfer such Underlying Shares as so directed, record such transfer from the account of such Portfolio on the Custodian's books and records and, upon the Custodian's receipt of the proceeds therefor, record such payment for the account of such Portfolio on the Custodian's books and records.

The Custodian shall not be liable to the Fund for any loss or damage to the Fund or any Portfolio resulting from the maintenance of Underlying Shares with an Underlying Transfer Agent except for losses or damages resulting directly from the fraud, negligence, bad faith or willful misconduct of the Custodian or any of its sub-custodians or agents or any Foreign Sub-Custodian or of any of its or their employees.

     SECTION 2.11. OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

     SECTION 2.12. PROXIES. Except with respect to Portfolio property released and delivered pursuant to Section 2.2(14), or purchased pursuant to Section 2.6(7), the Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

     SECTION 2.13. COMMUNICATIONS RELATING TO PORTFOLIO SECURITIES. Except with respect to Portfolio property released and delivered pursuant to Section 2.2(14), or purchased pursuant to Section 2.6(7), and subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the applicable Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Fund on behalf of the Portfolio) received by the
Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the applicable Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with domestic securities or other property of the Portfolios at any time held by it unless (i) the Custodian is in actual possession of such domestic securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both
(i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power. The Custodian shall also transmit promptly to the applicable Fund for each Portfolio all written information received by the Custodian regarding any class action or other litigation in connection with Portfolio securities or other assets issued in the United States and then held, or previously held, during the term of this Agreement by the Custodian for the account of the Fund for such Portfolio, including, but not limited to, opt-out notices and proof-of-claim forms. For avoidance of doubt, upon and after the effective date of any termination of this Agreement, with respect to a Fund or its Portfolio(s), as may be applicable, the Custodian shall have no responsibility to so transmit any information under this
Section 2.13.

SECTION 3. PROVISIONS RELATING TO RULES 17F-5 AND 17F-7

     SECTION  3.1.   DEFINITIONS.   As  used  throughout  this  Agreement,   the
capitalized terms set forth below shall have the indicated meanings:

"COUNTRY RISK" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure
(including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"ELIGIBLE FOREIGN CUSTODIAN" has the meaning set forth in section (a)(1) of Rule 17f--5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(0 of the 1940 Act; the term does not include any Eligible Securities Depository.

"ELIGIBLE SECURITIES DEPOSITORY" has the meaning set forth in section (b)(1) of Rule 17f-7.

"FOREIGN ASSETS" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"FOREIGN CUSTODY MANAGER" has the meaning set forth in section (a)(3) of Rule 17f-5.

"RULE 17f-5" MEANS Rule 17f-5 promulgated under the 1940 Act.

"RULE 17f-7" means Rule 17f-7 promulgated under the 1940 Act.

     SECTION 3.2. THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

          3.2.1. DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. Each Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this
Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

          3.2.2. COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Agreement, which list of countries may be amended from time to time upon receipt by the Foreign Custody Manager of written notice on behalf of any Fund and executed by an officer of such Fund, and with the agreement of the Foreign Custody Manager (a "Counts)) Authorization Notice"). Such Country Authorization Notice may be limited to one or more Portfolios, in which case the Foreign Custody Manager shall open an account in such country only on behalf of the specified Portfolios; provided, however, that a Country Authorization Notice that is not expressly limited in application to certain Portfolios shall be deemed to apply to all Portfolios. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A with respect to an authorized Portfolio, and the fulfillment by each Fund, on behalf of the applicable Portfolio(s), of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by such Fund's Board on behalf of such Portfolio(s) responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Agreement by each Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A for which Foreign Custody Manager has received an applicable Country

Authorization Notice. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of such Portfolio to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to, be the Foreign Custody Manager with respect to such Portfolio with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

          3.2.3. SCOPE OF DELEGATED RESPONSIBILITIES:

     (a) SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be head by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

     (b)  CONTRACTS  WITH  ELIGIBLE  FOREIGN  CUSTODIANS.  The  Foreign  Custody
Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule I 7f-5(c) (2).

     (c) MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

          3.2.4. GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

          3.2.5. REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make reasonably prompt written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section
3.2 after the occurrence of the material change.

          3.2.6. STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

          3.2.7. REPRESENTATIONS WITH RESPECT TO RULE 17F-5. The Foreign Custody Manager represents to each Fund that it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5. Each Fund represents to the Custodian that its Board has determined that it is reasonable for such Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Portfolios.

          3.2.8. EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. Each Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

SECTION 3.3. ELIGIBLE SECURITIES DEPOSITORIES.

          3.3.1. ANALYSIS AND MONITORING. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

          3.3.2. STANDARD OF CARE. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

SECTION 4. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS TO
           BE HELD OUTSIDE THE UNITED STATES

     SECTION  4.1.   DEFINITIONS.   As  used  throughout  this  Agreement,   the
capitalized terms set forth below shall have the indicated meanings:

"FOREIGN SECURITIES SYSTEM" means an Eligible Securities Depository listed on Schedule B hereto.

"FOREIGN SUB-CUSTODIAN" means a foreign banking institution serving as an Eligible Foreign Custodian.

     SECTION 4.2. HOLDING SECURITIES. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign
Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

     SECTION 4.3. FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

     SECTION 4.4. TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

          4.4.1. DELIVERY OF FOREIGN ASSETS. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     (i) Upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

     (ii) In connection with any repurchase agreement related to foreign securities;

     (iii) To the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

     (iv) To the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

     (v) To the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

     (vi) To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case, the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such foreign securities prior to receiving payment for such foreign securities except as may arise from the Foreign Sub-Custodian's own negligence, bad faith or willful misconduct;

     (vii) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

     (viii) In the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

     (ix) For delivery as security in connection with any borrowing by a Fund on behalf of a Portfolio requiring a pledge of assets by the Fund on behalf of such Portfolio;

     (x) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (xi) Upon the sale or other delivery of such foreign securities (including, without limitation, to one or more Special Sub-Custodians or Repo Custodians) as a Free Trade, provided that applicable Proper Instructions shall set forth (A) the foreign securities to be delivered and (B) the person or persons to whom delivery shall be made;

     (xii)  In connection with the lending of foreign securities; and

     (xiii) For any other purpose, but only upon receipt of Proper Instructions specifying (A) the foreign securities to be delivered and (B) the person or persons to whom delivery of such securities shall be made.

            4.4.2. PAYMENT OF PORTFOLIO MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

     (i) Upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

     (ii) In connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

     (iii) For the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

     (iv) For the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

     (v) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (vi) Upon the purchase of foreign investments including, without limitation, repurchase agreement transactions involving delivery of Portfolio monies to Repo Custodian(s), as a Free Trade, provided that applicable Proper Instructions shall set forth (A) the amount of such payment and (B) the person or persons to whom payment shall be made;

     (vii) For payment of part or all of the dividends received in respect of securities sold short;

     (viii) In connection  with the borrowing or lending of foreign  securities;
            and

     (ix) For any other purpose, but only upon receipt of Proper Instructions specifying (A) the amount of such payment and (B) the person or persons to whom such payment is to be made.

            4.4.3. MARKET CONDITIONS. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the
country  or  market  in  which  the  transaction  occurs,   including,   without
limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to each Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in a Board being provided with substantively less information than had been previously provided hereunder.

     SECTION 4.5. REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the applicable Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

     SECTION 4.6. BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the applicable Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

     SECTION 4.7. COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the

Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

     SECTION 4.8. SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Section 4, the Custodian shall use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. Each Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of such Fund to exercise shareholder rights.

     SECTION 4.9. COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the applicable Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the applicable Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power. The Custodian shall also transmit promptly to the applicable Fund all written information received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios regarding any class action or other litigation in connection with Portfolio foreign securities or other assets issued outside the United States and then held, or previously held, during the term of this Agreement by the Custodian via a Foreign Sub-Custodian for the account of the Fund for such Portfolio, including, but not limited to, opt-out notices and proof-of-claim forms. For avoidance of doubt, upon and after the effective date of any termination of this Agreement, with respect to a Fund or its Portfolio(s), as may be applicable, the Custodian shall have no responsibility to so transmit any information under this Section 4.9.

     SECTION 4.10. LIABILITY OF FOREIGN SUB-CUSTODIANS. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At a Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim. Such subrogation rights are in addition to any other rights and remedies that a Fund may have under this Agreement.

     SECTION 4.11. TAX LAW. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on any Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of each Fund to notify the Custodian of the obligations imposed on such Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which such Fund has provided such information.

     SECTION 4.12. LIABILITY OF CUSTODIAN. The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in this Agreement and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Foreign Sub-Custodian has otherwise acted with reasonable care.

SECTION 5. SPECIAL SUB-CUSTODIANS

Upon receipt of Special Instructions (as such term is defined in Section 7 hereof), the Custodian shall, on behalf of one or more Portfolios, appoint one or more banks, trust companies or other entities designated in such Special Instructions to act as a sub-custodian for the purposes of effecting such transaction(s) as may be designated by a Fund in Special Instructions. Each such designated sub-custodian IS referred to herein as a "SPECIAL SUB-CUSTODIAN." Each such duly appointed Special Sub-Custodian shall be listed on Schedule D hereto, as it may be amended from time to time by a Fund, with the acknowledgment of the Custodian. In connection with the appointment of any Special Sub-Custodian, and in accordance with Special Instructions, the Custodian shall enter into a sub-custodian agreement with the Fund and the Special Sub-Custodian in form and substance approved by such Fund, provided that such agreement shall in all events comply with the provisions of the 1940 Act and the rules and regulations thereunder and the terms and provisions of this Agreement.

SECTION 6. PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES

The Custodian shall receive from the distributor of the Shares or from the Transfer Agent and deposit into the account of the appropriate Portfolio such payments as are received for Shares thereof issued or sold from time to time by the applicable Fund. The Custodian will provide timely notification to such Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio. From such funds as may be available for the purpose, the Custodian shall, upon receipt of Proper Instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of Proper Instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by a Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between such Fund and the Custodian.

SECTION 7. PROPER INSTRUCTIONS AND SPECIAL INSTRUCTIONS

"PROPER INSTRUCTIONS," which may also be standing instructions, as such term is used throughout this Agreement shall mean instructions received by the Custodian from a Fund, or a person or entity duly authorized by a Fund ("AUTHORIZED PERSON"). Such instructions may be in writing signed by the Authorized Person or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed from time to time by the Custodian and the person(s) or entity giving such instruction, provided that the Fund has followed any security procedures agreed to from time to time by the applicable Fund and the Custodian including, but not limited to, the security procedures selected by the Fund via the form of Funds Transfer Addendum hereto. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by and Authorized Person with respect to the transaction involved; the Fund shall cause all oral instructions to be confirmed in writing. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian in accordance with any multi-party agreement which requires a segregated asset account in accordance with Section
2.9 hereof.

"SPECIAL INSTRUCTIONS," AS such terms used throughout this Agreement, means Proper Instructions countersigned or confirmed in writing by the Treasurer or any Assistant Treasurer of the applicable Fund or any other person designated in writing by the Treasurer of such Fund, which countersignature or confirmation shall be (a) included on the same instrument containing the Proper Instructions or on a separate instrument clearly relating thereto and (b) delivered by hand, by facsimile transmission, or in such other manner as the Fund and the Custodian agree in writing.

Concurrently with the execution of this Agreement, and from time to lime thereafter, as appropriate, each Fund shall deliver to the Custodian, duly certified by such Fund's Treasurer or Assistant Treasurer, a certificate setting forth: (i) the names, titles, signatures and scope of authority of all persons authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Fund and (ii) the names, titles and signatures of those persons authorized to give Special Instructions. Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and, effect until receipt by the Custodian of a similar certificate to the contrary.

SECTION 8. EVIDENCE OF AUTHORITY

The Custodian shall be protected in acting upon any Proper Instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the applicable Fund. The Custodian may receive and accept a copy of a resolution certified by the Secretary or an Assistant Secretary of any Fund as conclusive evidence (a) of THE authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the applicable Board as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

SECTION 9. ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY

The Custodian may in its discretion, without express authority from the applicable Fund on behalf of each applicable Portfolio:

     1) Make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement; provided that all such payments shall be accounted for to the Fund on behalf of the Portfolio;

     2) Surrender securities in temporary form for securities in definitive form;

     3) Endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

     4) In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the applicable Board.

SECTION 10. DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND
            CALCULATION OF NET ASSET VALUE AND NET INCOME

The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the applicable Board to keep the books of account of each Portfolio and/or compute the net asset value per Share of the outstanding Shares. Each Fund acknowledges and agrees that, with respect to investments maintained with the Underlying Transfer Agent, the Underlying Transfer Agent is the sole source of information on the number of shares of a fund held by it on behalf of a Portfolio and that the Custodian has the right to rely on holdings information furnished by the Underlying Transfer Agent to the Custodian in performing its duties under this Agreement.

SECTION 11. RECORDS

The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of each Fund under the 1940 Act, with particular attention to section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of such Fund and employees and agents of the SEC. The Custodian shall, at a Fund's request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations. Each Fund acknowledges that, in creating and maintaining the records as set forth herein with respect to Portfolio property released and delivered pursuant to Section 2.2(14), or purchased pursuant to Section 2.6(7) hereof, the Custodian is authorized and instructed to rely upon information provided to it by the Fund, the Fund's counterparty(ies), or the agents of either of them.

SECTION 12. OPINION OF FUND'S INDEPENDENT ACCOUNTANT

The Custodian shall take all reasonable action, as a Fund with respect to a Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-IA or Form N-2, as applicable, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.

SECTION 13. REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS

The Custodian shall provide the applicable Fund, on behalf of each of the Portfolios at such times as such Fund may reasonably require, with reports by independent public accountants on the internal control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities System (either, a "SECURITIES SYSTEM"), relating to the services provided by the Custodian under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

SECTION 14. COMPENSATION OF CUSTODIAN

The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between each Fund on behalf of each applicable Portfolio and the Custodian.

SECTION 15. RESPONSIBILITY OF CUSTODIAN

So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to any Fund for any action taken or omitted by it in good faith and without negligence, including, without limitation, acting in accordance with any Proper Instruction or Special Instruction. The Custodian shall be entitled to obtain, receive, rely on and act upon the advice of counsel on all matters. The Custodian shall be without liability for any action reasonably taken or omitted in good faith pursuant to the advice of (i) counsel for the Fund or (ii) at the expense of the Custodian, such other counsel as the Custodian may choose; provided, however, in the event that such advice is sought for any matter other than a matter which may be in dispute between the Custodian and the Fund, the Custodian shall utilize its best efforts to provide advance notice to the Fund of the identity of such counsel, and provided, further, with respect to the performance of any action or omission of any action upon such advice, the Custodian shall be required to conform to the applicable standard of care set forth in this Agreement. For the avoidance of doubt, it is hereby specifically understood and agreed that nothing in this section shall be construed as imposing upon the Custodian any obligation to seek such advice of counsel. The Custodian shall be without liability to any Fund or Portfolio for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk (as defined in Section 3 hereof), including without limitation nationalization, expropriation, currency restrictions, or acts of war, revolution, riots or terrorism.

Except as may arise from the Custodian's negligence, bad faith or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to any Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts; (ii) errors by any Fund or its duly authorized investment manager or investment adviser in their instructions to the Custodian provided such instructions have been in accordance with this Agreement; (iii) the insolvency of or acts or omissions by a Securities System; (iv) any act or omission of a Special Sub-Custodian including, without limitation, reliance on reports prepared by a Special Sub-Custodian; (v) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (vi) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, any Fund, the Custodian's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vii) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (viii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

The Custodian shall implement and maintain reasonable disaster recovery and business continuity procedures that are commercially reasonably designed to recover data processing systems, data communications facilities, information, data and other business related functions of the Custodian in a manner and time frame consistent with legal, regulatory and business requirements applicable to the Custodian in its provision of services hereunder. In the event of any disaster which causes a business interruption, the Custodian shall act in good faith and take reasonable steps to minimize service interruptions.

If a Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, such Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form reasonably satisfactory to it.

If a Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act, bad faith or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.

Except as may arise from the Custodian's own negligence or willful misconduct, each Fund shall indemnify and hold the Custodian harmless from and against any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities which may be asserted against the Custodian (a) acting in accordance with any Proper instruction or Special Instruction including, without limitation, any Proper Instruction with respect to Free Trades including, but not limited to, cost, expense, loss, damage, liability, tax, charge, assessment or claim resulting from (i) the failure of the applicable Fund to receive income with respect to purchased investments, (ii) the failure of the applicable Fund to recover amounts invested on maturity of purchased investments, (iii) the failure of the Custodian to respond to or be aware of notices or other corporate communications with respect to purchased investments, or (iv) the Custodian's reliance upon information provided by the applicable Fund, such Fund's counterparty(ies) or the agents of either of them with respect to Fund property released, delivered or purchased pursuant to either of Section 2.2(14) or
Section 2.6(7) hereof; (b) for the acts or omissions of any Special Sub-Custodian; or (c) for the acts or omissions of any Local Agent or Pledgee.

In no event shall any party hereto be liable for indirect, special or consequential damages. The indemnifications contained herein shall survive termination or this Agreement.

SECTION 16. EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, however, that no Fund shall amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of such Fund's Governing Documents, and further provided, that any Fund on behalf of one or more of the Portfolios may at any time by action of its Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

Termination of this Agreement with respect to any one particular Fund or Portfolio shall in no way affect the rights and duties under this Agreement with respect to any other Fund or Portfolio.

Upon termination of the Agreement, the applicable Fund on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its reasonable costs, expenses and disbursements, provided that the Custodian shall not be reimbursed with respect to any cost, expense or disbursement that is reasonably disputed by a Fund pending resolution of such dispute.

SECTION 17. SUCCESSOR CUSTODIAN

If a successor custodian for one or more Portfolios shall be appointed by the applicable Board, the Custodian shall, upon termination and receipt of Proper Instructions, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System or at the Underlying Transfer Agent. if no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of Proper Instructions, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such resolution.

In the event that no Proper Instructions designating a successor custodian or alternative arrangements shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of each applicable Portfolio, and to) transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System or at the Underlying Transfer Agent. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of any Fund to provide Proper Instructions as aforesaid, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian regains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

SECTION 18. GENERAL

     SECTION 18.1. MASSACHUSETTS LAW TO APPLY. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

     SECTION 18.2. PRIOR AGREEMENTS. This Agreement supersedes and terminates, as of the date hereof, all prior Agreements between each Fund on behalf of each of the Portfolios and the Custodian relating to the custody of such Fund's assets.

     SECTION 18.3. ASSIGNMENT. This Agreement may not be assigned by (a) any Fund without the written consent of the Custodian or (b) by the Custodian without the written consent of each applicable Fund.

     SECTION 18.4. INTERPRETIVE AND ADDITIONAL PROVISIONS. In connection with the operation of this Agreement, the Custodian and each Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of a Fund's Governing Documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

     SECTION 18.5. ADDITIONAL FUNDS. In the event that any management investment company in addition to those listed on Appendix A hereto desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such management investment company shall become a Fund hereunder and be bound by all terms and conditions and provisions hereof including, without limitation, the representations and warranties set forth in
Section 18.7 below.

     SECTION 18.6. ADDITIONAL PORTFOLIOS. In the event that any Fund establishes one or more series of Shares in addition to those set forth on Appendix A hereto with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

     SECTION 18.7. THE PARTIES. All references herein to the "Fund" are to each of the management investment companies listed on Appendix A hereto, and each management investment company made subject to this Agreement in accordance with
Section 18.5 above, individually, as if this Agreement were between such individual Fund and the Custodian. In the case of a series corporation, trust or other entity, all references herein to the "Portfolio" are to the individual series or portfolio of such corporation, trust or other entity, or to such corporation, trust or other entity on behalf of the individual series or portfolio, as appropriate. Any reference in this Agreement to "the parties" shall mean the Custodian and such other individual Fund as to which the matter pertains. Each Fund hereby represents and warrants that (a) it is duly incorporated or organized and is validly existing in good standing in its jurisdiction of incorporation or organization; (b) it has the requisite power and authority under applicable law and its Governing Documents to enter into and perform this Agreement; (c) all requisite proceedings have been taken to authorize it to enter into and perform this Agreement; (d) this Agreement constitutes its legal, valid, binding and enforceable agreement; and (e) its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it.

     SECTION 18.8. REMOTE ACCESS SERVICES ADDENDUM. The Custodian and each Fund agree to be bound by the terms of the Remote Access Services Addendum hereto.

     SECTION 18.9. NOTICES. Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To any Fund:              Accessor Funds, Inc.
                          1420 Fifth Avenue, Suite 3600
                          Seattle, WA 98101

                          Attention: Chief Compliance Officer
                          Telephone: 206-224-7420
                          Telecopy: 206-521-3815

To the Custodian:         STATE STREET BANK AND TRUST COMPANY
                          Two World Financial Center
                          225 Liberty Street, 24th Floor
                          New York, NY 10281
                          Attention: Brian Cashin
                          Telephone: 917-790-4150
                          Telecopy: 917-7904288

Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

     SECTION 18.10. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement.

     SECTION 18.11. SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

     SECTION 18.12. REPRODUCTION OF DOCUMENTS. This Agreement and all schedules, addenda, reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     SECTION 18.13. SHAREHOLDER COMMUNICATIONS ELECTION. SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs each Fund to indicate whether it authorizes the Custodian to provide such Fund's name, address, and share position to requesting companies whose securities the Fund owns. If a Fund tells the Custodian "no," the Custodian will not provide this information to requesting companies. If a Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For a Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES [ ] The Custodian is authorized to release the Fund's name, address, and share positions.

NO [X] The Custodian is not authorized to Release the fund's name, address, and share positions.

                                 SIGNATURE PAGE
                                 --------------

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative under seal as of the date first above-written.

FUND SIGNATURE ATTESTED TO BY:            EACH OF THE ENTITIES SET FORTH ON
                                          APPENDIX A HERETO



By:    /s/ Christine J. Stansbery         By:    /s/ Robert Harper
       ------------------------------            ------------------------------

Name:  Christine J. Stansbery             Name:  Robert Harper
       ------------------------------            ------------------------------

Title: Secretary                          Title: Vice President
       ------------------------------            ------------------------------

SIGNATURE ATTESTED TO BY:                 STATE STREET BANK AND TRUST COMPANY



By:    /s/ Julie Tedesco                 By:     /s/ Joseph L. Hooley
       ------------------------------            ------------------------------
       Senior Vice President and                 Joseph L. Hooley
         Senior Counsel                          Executive Vice President

                                   APPENDIX A
                                       TO
                           MASTER CUSTODIAN AGREEMENT
                           --------------------------

MANAGEMENT  INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF,
--------------------------------------------------------------------------------
IF ANY
------

Accessor Funds, Inc.

         Growth Fund
         Value Fund
         Small to Mid Cap Fund
         International Equity Fund
         Accessor Total Return Fund
         High Yield Bond Fund
         Intermediate Fixed-Income Fund
         Short-Intermediate Fixed-Income Fund
         Mortgage Securities Fund
         Limited Duration U.S. Government Fund
         U.S. Government Money Fund
         Accessor Aggressive Growth Allocation Fund
         Accessor Growth Allocation Fund
         Accessor Growth & Income Allocation Fund
         Accessor Balanced Allocation Fund
         Accessor Income & Growth Allocation Fund
         Accessor Income Allocation Fund

                                   SCHEDULE D
                                       TO
                           MASTER CUSTODIAN AGREEMENT
                           --------------------------

SPECIAL SUB-CUSTODIANS
----------------------

*[None/Name of Special sub-Custodian(s)]

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

MARKET                                 SUBCUSTODIAN
Argentina                              Citibank, N.A.

Australia                              The Hongkong and Shanghai Banking Corporation Limited Citigroup Pty. Limited

Austria                                Erste Bank der ocsterreichischen Sparkassen AG

Belgium                                Deutsche Bank AG, Netherlands (operating through its Amsterdam branch)

Brazil                                 Citibank, N.A.

Canada                                 State Street Trust Company Canada

Chile                                  Banco Itatu Chile

People's Republic of China             HSBC Bank (China) Company Limited
(Shanghai and Shenzhen)                (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Colombia                               Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica                             Banco BCT S.A.

Czech Republic                         Ceskoslovenski obchoclni banka, a.s.

Denmark                                Skandinaviska Enskilda Bankcn AB, Sweden (operating through its Copenhagen branch)

Egypt                                  HSBC Bank Egypt S.A.E. (as delegate of The Hongkong and Shanghai Banking
                                       Corporation Limited)

Finland                                Skandinaviska Eriskilda Banken AB, Sweden (operating through its Helsinki branch)

France                                 Deutsche Bank AG, Netherlands (operating through its Paris branch)

Germany                                Deutsche Bank AG

Greece                                 National Bank of Greece S.A.

Hong Kong                              Standard Chartered Bank (Hong Kong) Limited

Hungary                                UniCredit Bank Hungary Zrt.

Iceland                                Kaupthing Bank hf.

India                                  Deutsche Bank AG
                                       The Hongkong and Shanghai Banking Corporation Limited

Indonesia                              Deutsche Bank AG

Ireland                                Bank of Ireland

As of 9/30/07

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

MARKET                                 SUBCUSTODIAN
Israel                                 Bank Hapoalim B.M.

Italy                                  Deutsche Bank S.p.A.

Japan                                  Mizuho Corporate Bank Limited
                                       Sumitomo Mitsui Banking Corporation

Jordan                                 HSBC Bank Middle East Limited
                                       (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Republic of Korea                      Deutsche Bank AG
                                       The Hongkong and Shanghai Banking Corporation Limited

Malaysia                               Standard Chartered Bank Malaysia Berhad

Mexico                                 Banco Nacional de Mexico S.A.

Morocco                                Attijariwafa bank

Netherlands                            Deutsche Bank AC;

New Zealand                            The Hongkong and Shanghai Banking Corporation Limited

Norway                                 Skandinaviska Enskilda Banken AB, Sweden (operating through its Oslo branch)

Oman                                   HSBC Bank Middle East Limited
                                       (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Pakistan                               Deutsche Bank AG

Palestine                              HSBC Bank Middle East Limited
                                       (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Panama                                 HSBC Bank (Panama) S.A.

Peru                                   Citibank del Peru, S.A.

Philippines                            Standard Chartered Bank

Poland                                 Bank Handlowy w Warszawie S.A.

Portugal                               Banco Comercial Portugues S.A.

Puerto Rico                            Citibank N.A.

Russia                                 ING Bank (Eurasia) ZAO, Moscow

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

MARKET                                 SUBCUSTODIAN
Singapore                              DBS Bank Limited United Overseas Bank Limited

South Africa                           Nedbank Limited
                                       Standard Bank of South Africa Limited

Spain                                  Deutsche Bank S.A.E.

Sweden                                 Skandinaviska Enskilda Banken AB

Switzerland                            UBS AG

Taiwan - R.O.C.                        Bank of Taiwan

Thailand                               Standard Chartered Bank (Thai) Public Company Limited

Turkey                                 Citibank, A.S.

United Kingdom                         State Street Bank and Trust Company, United Kingdom branch

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

MARKET                                 DEPOSITORY
Argentina                              Caja de Valores S.A.

Australia                              Austraclear Limited

Austria                                Oesterreichische Kontrollbank AG (Wertpapiersammelbank Division)

Belgium                                Banque Nationale de Belgique
                                       Euroclear Belgium

Brazil                                 Central de Custodia e de Liquidocao Financeira de Titulos Privados (CETIP)
                                       Companhia Brasileira de Liquidocao e Custodia
                                       Sistema Especial de Liquidacao e de Custodia (SELIC)

Canada                                 The Canadian Depository for Securities Limited

Chile                                  Deposito Central de Valores S.A.

People's Republic of China             China Securities Depository and Clearing Corporation Limited, Shanghai Branch
                                       China Securities Depository and Clearing Corporation Limited, Shenzhen Branch

Colombia                               Deposito Centralizado de Valores
                                       Deposito Centralizado de Valores de Colombia. S.A. (DECEVAL)

Czech Republic                         Czech National Bank
                                       Sttedisko cennych papiru - Ceska republika

Denmark                                Vaerdipapircentralen

Egypt                                  Misr for Clearing, Settlement, and Depository S.A.E.
                                       Central Bank of Egypt

Finland                                Suomen Arvopaperikeskus Oy

France                                 Euroclear France

Germany                                Clearstream Banking AG, Frankfurt

Greece                                 Apothetirion Titian AE
                                       Bank of Greece, System for Monitoring Transactions in Securities in
                                       Book-Entry Form

Hong Kong                              Central Moneymarkets
                                       Unit Hong Kong Securities Clearing Company Limited

Hungary                                Kozponti Elszamolohaz es Ertektar (Budapest) Zrt. (KELER)

Iceland                                Icelandic Securities Depository Limited

India                                  Central Depository Services (India) Limited National Securities Depository
                                       Limited Reserve Bank of India

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

MARKET                                 DEPOSITORY
Indonesia                              Bank Indonesia
                                       PT Kustodian Sentral Efek Indonesia

Israel                                 Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearing House)

Italy                                  Monte Titoli S.p.a.

Japan                                  Bank of Japan - Net System
                                       Japan Securities Depository Center (JASDEC) Incorporated

Republic of Korea                      Korea Securities Depository

Malaysia                               Bank of  Negara Malaysia
                                       Bursa Malaysia Depository Sdn. Bhd.

Mexico                                 S.D. INDEVAL, S.A. de C.V.

Morocco                                Maroclear

Netherlands                            Euroclear Nederland

New Zealand                            New Zealand Central Securities Depository Limited

Norway                                 Verdipapirsantralen

Pakistan                               Central Depository Company of Pakistan Limited
                                       State Bank of Pakistan

Peru                                   Caja de Valores y Liquidaciones, Institucion de Compensacion y Liquidacion de
                                       Valores S.A.

Philippines                            Phillipine Depository & Trust Corporation
                                       Registry of Scripless Securities (ROSS) of the Bureau of Treasury

Poland                                 Rejestr Papierow Wartosciowych
                                       Krajowy Depozyl Papierow Wartosciowych S.A.

Portugal                               INTERBOLSA - Sociedad Gestora de Sistemas
                                       de Liquidacao e de Sistemas Centralizados de Valores Mobiliarios, S.A.

Russia                                 Vneshtorgbank, Bank of Foreign Trade of the Russian Federation
                                       National Depository Center

Singapore                              The Central Depository (Pte) Limited
                                       Monetary Authority of Singapore

South Africa                           Strate Ltd.

Spain                                  IBERCLEAR

Sweden                                 Vardepapperscentralen VPC AB

Switzerland                            Segalntersettle AG (SIS)

Taiwan - R.O.C.                        Taiwan Depository and Clearing Corporation

Thailand                               Thailand Securities Depository Company Limited

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

MARKET                                 DEPOSITORY
Tunisia                                Societe Tunisienne Interprofessionelle pour la
                                       Compensation et de Depots des Valeurs Mobilieres (STICODEVAM)

Turkey                                 Central Bank of Turkey
                                       Central Registry Agency

United Arab Emirates                   Clearing and Depository System, a department of the Dubai Financial Market

United Kingdom                         Euroclear Bank S.A./N.V.


TRANSACTIONAL

Euroclear
Clearstream Banking, S.A.

                                                                      SCHEDULE C

                               MARKET INFORMATION

Publication/Type of Information                    Brief Description
-------------------------------                    -----------------

THE GUIDE TO CUSTODY IN WORLD MARKETS       An overview of settlement and
(hardcopy annually and regular              safekeeping procedures, custody
website updates)                            practices and foreign investor
                                            considerations for the markets in
                                            which State Street offers custodial
                                            services.

GLOBAL CUSTODY NETWORK REVIEW               Information relating to Foreign
(annually)                                  Sub-Custodians lit State Street's
                                            Global Custody Network. The Review
                                            stands as an integral part of the
                                            materials that State Street provides
                                            to its U.S. mutual fund clients to
                                            assist them in complying with SEC
                                            Rule 171-5. The Review also gives
                                            insight into State Street's market
                                            expansion and Foreign Sub-Custodian
                                            selection processes, as well as the
                                            procedures and controls used to
                                            monitor the financial condition and
                                            performance of our Foreign
                                            Sub-Custodian banks.

SECURITIES DEPOSITORY REVIEW                Custody risk analyses of the Foreign
(annually)                                  Securities Depositories presently
                                            operating in Network markets. This
                                            publication is an integral part of
                                            the materials that Stole Street
                                            provides to its U.S. mutual fund
                                            clients to meet informational
                                            obligations created by SEC Rule
                                            171-7.

GLOBAL LEGAL SURVEY                         With respect to each market In which
(annually)                                  State Street offers custodial
                                            services, opinions relating to
                                            whether local law restricts (i)
                                            access of a fund's independent
                                            public accountants to books and
                                            records of a Foreign Sub-Custodian
                                            or Foreign Securities System, (ii) a
                                            fund's ability to recover in the
                                            event of bankruptcy or insolvency of
                                            a Foreign Sub-Custodian or Foreign
                                            Securities System. (iii) a fund's
                                            ability to recover in the event of a
                                            loss by a Foreign Sub-Custodian or
                                            Foreign Securities System, and (iv)
                                            the ability ore foreign investor to
                                            convert cash and cash equivalents to
                                            U.S. dollars.

SUBCUSTODIAN AGREEMENTS                     Copies of the contracts that State
(annually)                                  Street has entered into with each
                                            Foreign Sub-Custodian that maintains
                                            U.S. mutual fund assets in the
                                            markets in which State Street offers
                                            custodial services.

GLOBAL MARKET BULLETIN                      Information on changing settlement
(daily or as necessary)                     and custody conditions in markets
                                            where State Street offers custodial
                                            services. Includes changes in market
                                            and tax regulations, depository
                                            developments, dematerialization
                                            information, as well as other market
                                            changes that may impact State
                                            Street's clients.

FOREIGN CUSTODY ADVISORIES                  For those markets where State Street
(as necessary)                              offers custodial services thin
                                            exhibit special risks or
                                            infrastructures impacting custody.
                                            State Street issues market
                                            advisories to highlight those unique
                                            market factors which might impact
                                            our ability to offer recognized
                                            custody service levels.

MATERIAL CHANCE NOTICES                     Informational letters and
(presently on a quarterly basis or as       accompanying materials confirming
otherwise necessary)                        State Street's foreign custody
                                            arrangements, including a summary of
                                            material changes with Foreign
                                            Sub-Custodians that have occurred
                                            during the previous quarter. The
                                            notices also identify any material
                                            changes in the custodial risks
                                            associated with maintaining assets
                                            with Foreign Securities
                                            Depositories.

                                  FEE SCHEDULE

CLIENT NAME:  Acessor Funds, Inc.
July 17, 2007

State Street Fee Summary
Services provided: Settlement and safekeeping of fund assets, asset servicing to include but not limited to income collection, corporate action monitoring and modification, tax reclaim monitoring and filing, and proxy voting. Access to real time custody and cash data utilizing State Street web based products. Investment Management support for fund advisors.

I. US DOMESTIC CUSTODY FEES                           Safekeeping Charge                Transaction Charge
---------------------------                           ------------------                ------------------
US Assets under Custody - basis points**                    0.25

Depository Eligibility Trades (OTC/FBE                                              $7.00              per item
Physical Trades                                                                    $25.00              per item
Payments                                                                            $5.00              per item
Reorganization Corporate Actions                                                   $25.00              per item
Memo Pledgor/Releases                                                              $25.00              per item
Fed Wired - Incoming and Outgoing                                                   $7.00              per item

**Waived for Allocation Funds
(included Statements of Holdings and Transactions and/or accurate to State Street web traded products)

II. GLOBAL MONTHLY CUSTODY FEES                      Safekeeping Charge                 Transaction Charge
-------------------------------                      ------------------                 ------------------
                                                      (Basis points)
Country
Argentina                                                  11.00                   $51.00              per item
Australia                                                   1.50                   $45.00              per item
Austria                                                     4.25                   $40.30              per item
Bangladesh                                                  6.10                  $204.00              per item
Belgium                                                     2.55                   $64.60              per item
Botswana                                                    1.50                   $30.10              per item
Brazil                                                     47.00                   $38.25              per item
Canada                                                      1.20                   $18.70              per item
Chile                                                      20.00                   $79.00              per item
China                                                      13.00                   $08.00              per item
Columbia                                                   55.25                  $127.50              per item
Czech Republic                                             23.00                   $08.00              per item
Denmark                                                     1.50                   $74.80              per item
Ecuador                                                    17.00                   $08.00              per item
Egypt                                                      51.00                  $130.00              per item
Estonia                                                     5.10                   $15.30              per item
Euroclear                                                   2.05                   $15.30              per item
Finland                                                     5.95                   $56.10              per item
France                                                      2.53                   $60.00              per item
Germany                                                     1.50                   $40.80              per item
Ghana                                                      34.00                   $84.60              per item
Greece                                                     22.10                  $141.10              per item

II. GLOBAL MONTHLY CUSTODY FEES                      Safekeeping Charge                 Transaction Charge
-------------------------------                      ------------------                 ------------------
                                                      (Basis points)
Hong Kong                                                   8.50                   $44.20              per item
Hungary                                                    42.50                  $170.00              per item
India                                                      60.00                  $170.00              per item
Indonesia                                                  14.01                  $138.00              per item
Ireland                                                     3.40                   $40.80              per item
Israel                                                     17.00                   $30.00              per item
Italy                                                       3.40                   $76.50              per item
Japan                                                       4.25                    $8.50              per item
Jordan                                                      6.10                  $173.40              per item
Kenya                                                      34.99                   $84.60              per item
Korea (South)                                              11.00                   $73.00              per item
Luxembourg                                                  4.10                   $34.03              per item
Malaysia                                                    7.05                  $120.70              per item
Mexico                                                      2.05                   $25.50              per item
Morocco                                                    45.00                  $147.00              per item
Namibia                                                    34.00                   $84.00              per item
Netherlands                                                 3.10                   $17.00              per item
New Zealand                                                 3.10                   $57.60              per item
Nigeria                                                    34.00                   $84.80              per item
Norway                                                      1.70                   $68.30              per item
Pakistan                                                   34.00                  $183.00              per item
Peru                                                       64.00                  $141.10              per item
Philippines                                                10.20                  $162.00              per item
Poland                                                     25.50                   $80.00              per item
Portugal                                                   14.00                  $112.20              per item
Russia                                                     11.90                   $76.50              per item
Singapore                                                   3.40                   $54.40              per item
Slovak Republic                                            25.50                  $144.50              per item
South Africa                                                1.70                   $10.70              per item
Spain                                                       3.40                   $53.65              per item
Sri Lanka                                                  17.00                   $70.00              per item
Swaziland                                                  34.00                   $84.00              per item
Sweden                                                      2.40                   $22.80              per item
Switzerland                                                 1.80                   $42.50              per item
Taiwan                                                     20.40                  $161.50              per item
Thailand                                                    8.25                   $57.80              per item
Turkey                                                     17.00                   $70.50              per item
United Kingdom                                              1.5                    $30.10              per item
Uruguay                                                    81.20                   $85.00              per item
Venezuela                                                  51.00                  $170.00              per item
Zambia                                                     34.00                   $84.00              per item
Zimbara                                                    34.00                   $84.00              per item

III. OTHER FEES
---------------

                                                                                    Transaction Charge
                                                                                    ------------------

3rd Party FX Fee                                                              $30.00                  per item

IV. OUT-OF-POCKET EXPENSES
--------------------------

A billing for recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

Communication costs
Postage and Insurance
Courier Service
Duplicating
Sub Custodian costs (Stamp Duty, Registration, Audit, etc.)
Non-recurring legal, audit or other professional fees
SWIFT Charges

V. OVERDRAFTS
-------------

An overdraft charge equal to 100% of the average allocated (negative) balances times the Fed Funds rate plus 300 basis points will be applied to its monthly custody invoices for USD Overdrafts. Foreign currency overdraft rates are set by a senior level board at State Street who meet regularly and weigh numerous factors such as control bank action and market activity.

VI. SPECIAL SERVICES
--------------------

Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. These services include, but are not limited to, the following: fees for fund administration activities, self directed securities lending, linkages/feeds with third party lending agents, development of customized reports, financial reporting, customized investor reporting and access to State Street systems.

VII. PAYMENT
------------

The above fees will be charged monthly with an invoice mailed to this fund's offices. Payment is due upon receipt of invoice. This fee schedule is effective upon commencement of operations.

VIII. TERMS OF CONTRACT
-----------------------

This fee schedule, dated and effective as of October 1, 2007, shall remain in effect for 1 year. State Street shall send an invoice to the Client on a monthly basis. Should there by any significant change in the size or return of the client's holdings or should the client utilize a service not mentioned in this fee schedule. State Street reserves the right to amend this fee schedule at its discretion. Upon expiration of the initial forms, State Street may amend the fee schedule thirty (30) days immediately following the prior written notice sent to the Client.

Agreed:
-------

Accessor Funds, Inc.


/s/ Christine J. Stansbery                    Date:  9/19/07
---------------------------------------              --------------------------
Authorized Signatory


Christine J. Stansbery
---------------------------------------
Print Name


Secretary
---------------------------------------
Title


State Street Bank & Trust Company


                                              Date:
---------------------------------------              --------------------------
Authorized Signatory


---------------------------------------
Print Name


---------------------------------------
Title